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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated April 19, 2000 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended March 31, 2000.

                                                                                           SHARES
   REGISTRATION STATEMENT                           DESCRIPTION                          REGISTERED
   ----------------------                           -----------                          ----------
Form S-8 (33-64420)           1992 Stock Option Plan                                        350,000
Form S-8 (33-01047)           Individual Account Retirement Plan                          1,500,000
Form S-8 (333-28407)          Amended and Restated 1992 Stock Option Plan and 1996          750,000
                              Non-Employee Director Stock Option Plan
Form S-4 (333-46931)          Formation of PKOH Holding Corporation                      11,000,000
Form S-8 (333-58161)          1998 Long-Term Incentive Plan                                 550,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
May 12, 2000

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